Prudential Investment Portfolios, Inc. 10
Semi-Annual period ending 4/30/15
File No. 811-08085

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders
Prudential Jennison Equity Income Fund - Results of Proxy Voting
(Unaudited)
At a special meeting of shareholders held on November 26, 2014, shareholders of Prudential Investment Portfolios, Inc. 10, which is comprised of Prudential Mid-Cap Value Fund and Prudential Jennison Equity Income Fund, approved the following proposal. Shareholders of both Funds voted together for purposes of the proposal.

Proposal:  To elect twelve Trustees:




                   SHARES VOTED   % VOTED    % OF T/O
ELLEN S. ALBERDING
FOR             251,193,224.208   98.597%    82.804%
WITHHELD          3,575,160.627   1.403%     1.178%
KEVIN J. BANNON
FOR            251,419,637.670    98.686%    82.879%
WITHHELD       3,348,747.165     1.314%     1.103%
LI NDA W. BYNOE
FOR             251,092,699.893    98.558%    82.771%
WITHHELD          3,675,684.942    1.442%      1.211%
KEITH F. HARTSTEIN
FOR             251,474,455.226    98.708%     82.897%
WITHHELD          3,293,929.609    1.292%     1.085%
MICHAEL S. HYLAND
FOR             251,367,002.042    98.665%    82.861%
WITHHELD        3,401,382.793      1.335%      1.121%
STEPHEN P. MUNN
FOR            251,185,527.244    98.594%     82.801%
WITHHELD        3,582,857.591      1.406%      1.181%
JAMES E. QUINN
FOR           251,449,051.888     98.698%       82.888%
WITHHELD       3,319,332.947      1.302%        1.094%
RICHARD A. REDEKER
FOR          251,093,913.869     98.558%       82.771%
WITHHELD       3,674,470.966    1.442%         1.211%
STEPHEN G. STONEBURN
FOR           251,232,637.929    98.613%     82.817%
WITHHELD       3,535,746.906      1.387%      1.165%
GRACE C. TORRES
FOR          251,245,666.827     98.618%     82.821%
WITHHELD    3,522,718.008      1.382%        1.161%
STUART S. PARKER
FOR          251,437,067.200    98.693%     82.884%
WITHHELD     3,331,317.635      1.307%      1.098%
SCOTT E. BENJAMIN
FOR        251,415,543.011     98.684%      82.877%
WITHHELD    3,352,841.824      1.316%       1.105%

The special meeting of shareholders of the Fund held on November
26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, and January 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on January 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal: To permit Prudential Investments LLC (PI) to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.


                 SHARES VOTED    % OF VOTED    % OF TOTAL
FOR             65,035,268.056    26.341%      22.971%
AGAINST         2,581,544.436      1.046%      0.912%
ABSTAIN         1,397,399.050      0.566%      0.493%
BROKER NON-VOTE 177,886,780.062    72.047%     62.832%
TOTAL          246,900,991.604    100.000%      87.208%


Proposal: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                SHARES VOTED   % OF VOTED   % OF TOTAL

FOR              43,114,154.771   17.463%      15.228%
AGAINST          24,273,091.562    9.832%      8.573%
ABSTAIN          1,626,964.959    0.658%      0.575%
BROKER NON-VOTE  177,886,780.312  72.047%     62.832%
TOTAL            246,900,991.604  100.000%    87.208%






Prudential Mid-Cap Value Fund - Results of Proxy Voting
(Unaudited)
At a special meeting of shareholders held on November 26, 2014, shareholders of Prudential Investment Portfolios, Inc. 10, which is comprised of Prudential Mid-Cap Value Fund and Prudential Jennison Equity Income Fund, approved the following proposal. Shareholders of both Funds voted together for purposes of the proposal.

Proposal:  To elect twelve Trustees:



                 SHARES VOTED   % VOTED   % OF T/O
ELLEN S. ALBERDING
FOR           251,193,224.208    98.597%    82.804%
WITHHELD        3,575,160.627    1.403%     1.178%
KEVIN J. BANNON
FOR           251,419,637.670    98.686%    82.879%
WITHHELD       3,348,747.165     1.314%     1.103%
LI NDA W. BYNOE
FOR          251,092,699.893     98.558%     82.771%
WITHHELD       3,675,684.942     1.442%      1.211%
KEITH F. HARTSTEIN
FOR          251,474,455.226     98.708%    82.897%
WITHHELD       3,293,929.609     1.292%      1.085%
MICHAEL S. HYLAND
FOR           251,367,002.042     98.665%    82.861%
WITHHELD       3,401,382.793      1.335%     1.121%
STEPHEN P. MUNN
FOR           251,185,527.244     98.594%    82.801%
WITHHELD        3,582,857.591     1.406%      1.181%
JAMES E. QUINN
FOR           251,449,051.888     98.698%    82.888%
WITHHELD        3,319,332.947     1.302%     1.094%
RICHARD A. REDEKER
FOR           251,093,913.869    98.558%     82.771%
WITHHELD        3,674,470.966    1.442%     1.211%
STEPHEN G. STONEBURN
FOR           251,232,637.929    98.613%    82.817%
WITHHELD        3,535,746.906    1.387%     1.165%
GRACE C. TORRES
FOR            251,245,666.827    98.618%    82.821%
WITHHELD        3,522,718.008    1.382%     1.161%
STUART S. PARKER
FOR           251,437,067.200    98.693%    82.884%
WITHHELD      3,331,317.635       1.307%     1.098%
SCOTT E. BENJAMIN
FOR          251,415,543.011     98.684%     82.877%
WITHHELD      3,352,841.824      1.316%      1.105%

The special meeting of shareholders of the Fund held on November
26, 2014, was adjourned to December 3, 2014, and further adjourned to December 10, 2014, and January 9, 2015 to permit further solicitation of proxies on the proposals noted below.

An abstention or a broker non-vote is considered present for purposes of determining a quorum but has the effect of a vote against such matters. At the special meeting of shareholders held on January 9, 2015, insufficient votes were obtained to approve the following proposals:

Proposal: To permit Prudential Investments LLC (PI) to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval.


                 SHARES VOTED   % OF VOTED   % OF TOTAL
FOR              3,819,128.789    30.237%     18.864%
AGAINST            183,629.431    1.454%     .907%
ABSTAIN            109,884.256    0.869%      0.543%
BROKER NON-VOTE  8,518,391.626    67.440%    42.076%
TOTAL           12,631,034.102    100.000%    62.390%


Proposal: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                  SHARES VOTED   % OF VOTED   % OF TOTAL
FOR              2,887,551.584    22.861%        14.263%
AGAINST           1,077,623.214    8.532%      5.323%
ABSTAIN             147,467.678    1.167%      0.728%
BROKER NON-VOTE   8,518,391.626    67.440%     42.076%
TOTAL            12,631,034.102   100.000%     62.390%